UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curacao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curacao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 3 to Matrix Commercialization Collaboration Agreement with Musculoskeletal Transplant Foundation

Orthofix International N.V. (the “Company”) is party, through its wholly owned subsidiary, Orthofix Holdings, Inc. (“Orthofix”), to a Matrix Commercialization Collaboration Agreement, dated as of July 24, 2008, between Orthofix and Musculoskeletal Transplant Foundation (“MTF”), as amended by Amendment No. 1 thereto dated December 15, 2010 and Amendment No. 2 thereto dated January 9, 2012 (as amended, the “Existing Agreement”).

Under the terms of the Existing Agreement, Orthofix and MTF agreed to commercialize Trinity® Evolution™, a stem cell-based bone growth biologic matrix. Orthofix maintains exclusive marketing rights to Trinity® Evolution™, and MTF supplies the product, in an allograft tissue form, to customers in accordance with orders received directly from Orthofix. MTF sources, processes and packages the tissue form and is the sole supplier of Trinity® Evolution™ to Orthofix’s customers.

On July 1, 2013, Orthofix and MTF entered into Amendment No. 3 to Matrix Commercialization Collaboration Agreement (the “Amendment”).

Under the Amendment, which is effective as of June 25, 2013, Orthofix and MTF have agreed to collaborate to develop and commercialize a third generation of the stem cell-based bone growth biologic matrix currently sold and marketed as Trinity® Evolution™ (the “Matrix III”). The Amendment provides that MTF will develop and improve the Matrix III, and that Orthofix will provide funding support to MTF in connection with this development. In addition, Orthofix will develop application tools and instruments in connection with the Matrix III. The Amendment also provides that the parties will share responsibility for contributing scientific or medical personnel, technical expertise and other resources to the development and improvement of the Matrix III, communicating findings and discoveries to one another with respect to the Matrix III and exchanging information related to such collaboration.

The Amendment provides that, upon commercialization of the Matrix III, Orthofix will be provided with exclusive marketing rights to the Matrix III, and MTF will supply the Matrix III to Orthofix’s customers in accordance with orders received directly from Orthofix, as is currently the case with the current generation of the Trinity® Evolution™ product.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1+	Amendment No. 3 to Matrix Commercialization Collaboration Agreement, entered into on July 1, 2013 and effective as of June 25, 2013, by and between Musculoskeletal Transplant Foundation, Inc. and Orthofix Holdings, Inc.

+	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Secretary of the Commission without redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm
Chief Administrative Officer,
General Counsel and Corporate Secretary

Date: July 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1+	Amendment No. 3 to Matrix Commercialization Collaboration Agreement, entered into on July 1, 2013 and effective as of June 25, 2013, by and between Musculoskeletal Transplant Foundation, Inc. and Orthofix Holdings, Inc.

+	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Secretary of the Commission without redactions pursuant to our Application Requesting Confidential Treatment under the Securities Exchange Act of 1934.